Sierra Monitor Corporation Announces Financial Results for the Third Quarter Ended September 30, 2016

MILPITAS, CA -- (Marketwired - November 02, 2016) - Sierra Monitor Corporation (OTCQB: SRMC), a provider of Industrial Internet of Things (IIoT) solutions that connect and protect high-value infrastructure assets, today announced financial results for the third quarter ended September 30, 2016.

Financial Highlights

--  Achieved Q3 2016 net sales of approximately $5.1 million, compared to approximately $5.4 million in the same prior year period, resulting in
    Trailing Twelve Month (TTM) sales of $19.4 million.
--  Delivered Q3 2016 gross margin of 57%, compared to 60% in the same prior year period, resulting in a TTM gross margin of 58%.
--  Reported Q3 2016 GAAP net income per share of $0.00 (basic and diluted), compared to GAAP net income of $0.03 per share (basic and diluted) for the prior year period, resulting in a TTM GAAP net income of approximately $0.02 per share (basic and diluted).
--  Achieved Q3 2016 EBITDA of $0.22 million, compared to $0.59 million for the same prior year period, resulting in TTM EBITDA of approximately
    $0.84 million.
--  Reported Q3 2016 Non-GAAP net income per share of $0.02 (basic and diluted), compared to $0.04 per share (basic and diluted) in the same prior year period, resulting in a TTM Non-GAAP net income of $0.09 per share (basic and diluted).
--  Ended Q3 2016 with a cash balance of approximately $4.6 million and no bank debt compared to a cash balance of $4.9 million at end of 2015, and compared to a cash balance of approximately $4.5 million at the end of
    Q3 2015.
--  Declared seventeenth consecutive quarterly dividend of $0.01 per share, to be paid on November 15, 2016.

Third Quarter and Nine Month 2016 Financial Results

Net sales for the quarter ended September 30, 2016 were $5,063,617, compared to $5,398,080 reported for the same period of 2015. Sierra Monitor posted a GAAP net income of $45,523 or $0.00 per share (basic and diluted), for the quarter ended September 30, 2016, compared to GAAP net income of $264,091 or $0.03 per share (basic and diluted), for the same period of 2015. See Table A of this release for condensed statements of operations.

Sierra Monitor posted non-GAAP net income of $227,592 or $0.02 per share (basic and diluted), for the quarter ended September 30, 2016, compared to non-GAAP net income of $440,546 or $0.04 per share (basic and diluted), for the same period of 2015. See Table C of this release for a reconciliation of GAAP to non-GAAP operating results.

Sierra Monitor achieved EBITDA of $219,725 for the quarter ended September 30, 2016, compared to EBITDA of $594,073 for the same period of 2015. See Table D of this release for reconciliation between GAAP Net Income and EBITDA operating results.

Net sales for the nine months ended September 30, 2016 were $14,423,206, compared to $15,342,866 reported for the same period of 2015. Sierra Monitor posted GAAP net loss of $48,189 or $0.00 per share (basic and diluted), for the nine months ended September 30, 2016, compared to GAAP net income of $646,637 or $0.06 per share (basic and diluted), for the same period of 2015. See Table A of this release for condensed statements of operations.

Sierra Monitor posted non-GAAP net income of $509,730 or $0.05 per share (basic and diluted), for the nine months ended September 30, 2016, compared to non-GAAP net income of $1,278,061 or $0.13 per share (basic and diluted) for the same period of 2015. See Table C of this release for a reconciliation of GAAP to non-GAAP operating results.

Sierra Monitor achieved EBITDA of $373,009 for the nine months ended September 30, 2016, compared to EBITDA of $1,570,151 for the same period of 2015. See Table D of this release for reconciliation between GAAP Net Income and EBITDA operating results.

Sierra Monitor had $4,573,975 in cash on September 30, 2016 with no bank borrowings, compared to $4,883,373 on December 31, 2015. Net trade receivables on September 30, 2016 were $2,873,300, compared to $2,582,664 on December 31, 2015. The Company's days' sales outstanding were 50 days, compared to 48 days for the same period in 2015. Inventory at the end of Q3 2016 was $2,528,331 compared to $2,842,449 on December 31, 2015. See Table B of this release for a summary of the balance sheet.

Business Highlights

"Q3 2016 revenue increased approximately 5% over Q2 2016, but a technology refresh and upgrade program contributed to a slight reduction in gross margins for the quarter," said Varun Nagaraj, President and CEO. "In the gas business, we are seeing encouraging movement for new large projects in the United States such as the start of an upgrade cycle at LA Metro, but our Middle East business continues to underperform relative to previous quarters and years. We commenced the FM and ATEX certification process for new UV/IR and IR3 Flame Detector products, and expect to introduce these products broadly to the market in 1H 2017 as previously noted. The addition of these products is expected to strengthen our position in project bids that involve flame and gas, such as in the Middle East, while also exposing us to incremental flame-only opportunities in the Americas. In the gateway business, we believe that new product development and target segment selection is the key to growth. While market analysts have highlighted robust growth in the Industrial Internet of Things (IIoT) market segment, we believe that some of the new growth is being driven by use cases outside our current focus of building automation. We also believe that the requirement for connecting previously unconnected devices to the cloud is increasing at a faster rate than the traditional requirement of translating protocols to connect devices to Building Management Systems (BMS) within facilities. In that regard, our decision at the start of the year to invest in adding wireless capabilities to our gateway and developing FieldPoP™ positions us to address these new growth opportunities. We now have more than 20 OEMs in the FieldPoP beta program helping us refine our product. We expect to have a total of 30 OEM customers in this beta program before the end of the year. We plan to transition our OEM customers to a subscription-based model in 2017. In addition to providing a subscription-based revenue stream, we expect FieldPoP in combination with the wireless gateways under development to increase stickiness with current customers, make us eligible to target new use cases, and thereby win us new OEM customers."

Even while ramping up the FieldPoP beta program, Sierra Monitor continued to expand its 200-plus OEM customer base for its FieldServer protocol gateway products. New design wins with existing and new customers continue to reinforce our position as a leading integration partner to OEMs in the Building and Facilities segments of the IIoT market. Some of the wins are also a testimonial to the relevance of the new FieldPoP direction.

--  Veeder-Root, a leader in fuel management with half a million customers, designs and manufactures Automated Tank Gauges (ATG). Veeder-Root selected the FieldServer gateway to connect their TLS-350, TLS-450 and
    TLS-450 Plus ATGs to facility management systems using standard Building
    Management System (BMS) protocols.
--  Draabe, a leading European manufacturer of humidification systems and part of the Condair Group, selected FieldServer gateways to meet the growing demand for connecting their systems to BACnet networks. Draabe used Sierra Monitor's quick start reference design to rapidly bring their BACnet interface to market. We believe that key considerations for purchase included Sierra Monitor's proven and certified BACnet stack, and the ability to pair the gateways with Sierra Monitor's FieldPoP device cloud to provide remote monitoring and configuration.
--  ZOO Fans of Boulder, Colorado, offers destratification fans that improve airflow and comfort in the zone of occupancy, down on the floor where most people live and work. ZOO Fans will use FieldServer gateways to integrate their fans into the BMS over BACnet. We believe key considerations for selection included the availability of XML drivers on the FieldServer that facilitate custom application development by ZOO
    Fans, and the possibility of using the FieldPoP device cloud for remote connectivity.
--  Hamilton Engineering of Livonia, Michigan, develops and manufactures condensing water heaters, boilers and pool heaters. Many of Hamilton's products incorporate a controller unit that communicates to external systems over Modbus RTU. As many building management systems require products to communicate to them over BACnet, Hamilton Engineering selected the FieldServer gateway to serve as the protocol translator between Modbus and BACnet for its popular EVO and 3VO product lines. We believe that the ability to use "profiles" to auto discover devices and thereby minimize field configuration time was an important factor in
    Hamilton's purchase decision.

Additionally, Sierra Monitor's FieldServer protocol gateway products continued to be purchased and used by leading system integrators in high-value and complex IIoT projects in settings such as large campuses.

--  Taft Electric Company, an integrator in southern California, selected
    FieldServer gateways to connect lighting solutions from Convergence
    Wireless to the BMS over BACnet at a large commercial building.
--  TCE Trading Engineering, a leading integrator in Vietnam, selected
    FieldServer gateways to connect the FIRENET control panels from Hochiki to Schneider Electric's Smart Struxure management system over BACnet/IP.
    We believe that the high-capacity point count supported by the
    FieldServer was an important consideration in the selection of the product.

Sierra Monitor's Sentry IT line of fire and gas solutions continued to be selected to protect high-value assets and facilities around the world for various applications.

--  AZZ Galvanizing, North America's largest galvanizer, transforms ordinary steel structures into sustainable corrosion-resistant structures by creating zinc-iron alloys on the surface of prefabricated steel. Sierra
    Monitor's 3600-I triple infrared (IR3) flame detectors were selected and installed at three plants to monitor the possibility of fire from overheated zinc in tanks. In the event of a detected flame, control logic at the plant shuts down the tank burners, evacuates the plant, and sends a maintenance team to investigate and implement the necessary remediation plan. We believe that the 3600's superior detection technology which results in fewer false positives was an important consideration in product selection.
--  Widely regarded as "the last of the great train stations", Los Angeles
    Union Station is the largest railroad passenger terminal in the Western
    United States. The LA Metro made a decision to replace the existing gas detection system at Union Station with Sierra Monitor's Sentry IT
    Controllers, along with Sentry IT Catalytic Bead-based Methane detectors and Electrochemical Hydrogen Sulfide detectors. The Sentry IT solution requires a calibration cycle of six months instead of the traditional three months. The upgrade was justified by the savings in labor costs from less frequent calibration.
--  Cummins Corporation, a leading manufacturer of diesel engines, also manufactures and maintains Compressed Natural Gas (CNG) engines. In order to provide worker safety at their new vehicle maintenance facility in Kearney, New Jersey, Cummins selected Sierra Monitor's Sentry IT gas monitoring solution and will install Sentry IT Controllers along with detectors for Methane, Carbon Monoxide, and Nitrogen Dioxide. The
    Kearney facility is one of several existing facilities that need to accommodate vehicles with CNG engines.
--  Empresa Nacional del Petroleo (ENAP) is a state-owned company in Chile that is engaged in the exploration, production, refining, and marketing of hydrocarbons and their derivatives. Working with Sierra Monitor channel partner Detection and Suppression International (DSI), ENAP selected Sentry IT infrared sensors to detect the presence of combustible gases at the Liquefied Natural gas (LNG) regasification plant at the Bio Bio refinery in the city of Concepcion in southern
    Chile.
--  PETRONAS, Malaysia's leading oil and gas multinational, explores, produces and delivers energy to the citizens of Malaysia. The company selected Sentry IT infrared sensors as part of a larger power generation solution delivered by GE to the RAPID 14 refinery site. The Sentry IT gas detectors are installed at the intake points of the diesel generator sets to detect if any explosive gases have leaked in the plant. We believe that the SIL2 certifications carried by the Sentry IT product line were a key factor in product selection.

About Sierra Monitor Corporation

Sierra Monitor Corporation addresses the industrial and commercial facilities management market with Industrial Internet of Things (IIoT) solutions that connect and protect high-value infrastructure assets.

The company's FieldServer brand of protocol gateways is used by system integrators and OEMs to enable local and remote monitoring and control of assets and facilities. With more than 200,000 installed units, supporting over 140 protocols, installed in commercial and industrial facilities, FieldServer is the industry's leading multi-protocol gateway.

Sierra Monitor's Sentry IT fire and gas detection solutions are used by industrial and commercial facilities managers to protect their personnel and assets. Sentry IT branded controllers, sensor modules, and software are installed at thousands of facilities such as natural gas vehicle fueling and maintenance stations, wastewater treatment plants, oil and gas refineries and pipelines, parking garages, US Navy ships, and underground telephone vaults.

Headquartered in the heart of Silicon Valley in Milpitas, California, Sierra Monitor was founded in 1979 and has been a public company since 1989. By combining its distinguished track record in industrial sensing and automation with emerging IoT technologies such as cloud connectivity, big data, and analytics, Sierra Monitor is at the forefront of the emerging IIoT trend.

For more information visit: http://www.sierramonitor.com/

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, including those statements concerning future product plans and releases, market acceptance and adoption of our solutions, macroeconomic trends and market conditions, investment plans, results of operations, market position, and strategic plans and objectives. These statements are not guarantees of future performance and actual results may differ materially from those described in these forward-looking statements as a result of a number of factors. Further information on these risks, uncertainties and assumptions as well as information regarding other factors that could affect the company's financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time. Forward-looking statements contained in this announcement are made as of this date and will not be updated.

Table A
                         SIERRA MONITOR CORPORATION

                          Statements of Operations

                                 (Unaudited)

                              For the three months     For the nine months
                               ended September 30,     ended September 30,
                                2016        2015        2016         2015
                             ----------  ----------  -----------  ----------
Net sales                   $ 5,063,617 $ 5,398,080 $14,423,206  $15,342,866
Cost of goods sold            2,183,511   2,165,225   6,118,709    6,180,436
                             ----------  ----------  -----------  ----------
    Gross profit              2,880,106   3,232,855   8,304,497    9,162,430
                             ----------  ----------  -----------  ----------

Operating expenses
  Research and development      736,136     605,803   2,116,498    1,746,849
  Selling and marketing       1,240,436   1,303,203   3,713,449    3,796,827
  General and
   administrative               766,872     826,830   2,364,109    2,358,291
                             ----------  ----------  -----------  ----------
                              2,743,444   2,735,836   8,194,056    7,901,967
                             ---------- ----------- ------------ -----------
    Income from operations      136,662     497,019     110,441    1,260,463

                             ----------  ----------  -----------  ----------
Interest income                     285          43         488          106
                             ----------  ----------  -----------  ----------

    Income before income
     taxes                      136,947     497,062     110,929    1,260,569
Income tax provision             91,424     232,971     159,118      613,932
                             ----------  ----------  -----------  ----------

    Net income (loss)       $    45,523 $   264,091 $   (48,189) $   646,637
                             ========== -========== -=========== -==========
Net income (loss) available
 to common shareholders per
 common share
    Basic                   $      0.00 $      0.03 $     (0.00) $      0.06
                             ==========  ==========  ===========  ==========
    Diluted                 $      0.00 $      0.03 $     (0.00) $      0.06
                             ==========  ==========  ===========  ==========
Weighted average number of
 common shares used in per
 share computations:

    Basic                    10,145,862  10,128,311  10,145,862   10,128,311
                             ==========  ==========  ===========  ==========

    Diluted                  10,147,576  10,214,894  10,145,862   10,211,764
                             ==========  ==========  ===========  ==========

Table B
                         SIERRA MONITOR CORPORATION

                               Balance Sheets

                     Assets                      September 30,  December 31,
                                                      2016          2015
                                                 -------------  ------------
                                                  (Unaudited)
Current assets:
  Cash and cash equivalents                      $   4,573,975 $   4,883,373
  Trade receivables, less allowance for doubtful
   accounts of approximately $79,000 at
   September 30, 2016 (unaudited) and December
   31, 2015                                          2,873,300     2,582,664
  Inventories, net                                   2,528,331     2,842,449
  Prepaid expenses                                     400,557       215,406
  Income tax deposit                                    68,504        11,887
  Deferred income taxes - current                      308,486       308,486
                                                 -------------  ------------
      Total current assets                          10,753,153    10,844,265

Property and equipment, net                            152,347       226,888
Other assets                                           227,563       365,960
                                                 -------------  ------------
      Total assets                               $  11,133,063 $  11,437,113
                                                 =============  ============

      Liabilities and Shareholders' Equity
Current liabilities:
  Accounts payable                               $     755,956 $     978,838
  Accrued compensation expenses                        628,826       654,609
  Other current liabilities                            158,780       148,361
                                                 -------------  ------------
      Total current liabilities                      1,543,562     1,781,808

Deferred tax liability                                 164,341       164,341
                                                 -------------  ------------
      Total liabilities                              1,707,903     1,946,149

Commitments and contingencies
Shareholders' equity:
  Common stock, $0.001 par value; 20,000,000
   shares authorized; 10,145,862 shares issued
   and outstanding at September 30, 2016
   (unaudited) and December 31, 2015.                   10,146        10,146
  Additional paid-in capital                         4,059,197     3,772,435
  Retained earnings                                  5,355,817     5,708,383
                                                 -------------  ------------
      Total shareholders' equity                     9,425,160     9,490,964
                                                 -------------  ------------
      Total liabilities and shareholders' equity $  11,133,063 $  11,437,113
                                                 =============  ============

SIERRA MONITOR CORPORATION

The accompanying news release contains non-GAAP financial measures. The following tables reconcile the non-GAAP financial measures used to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include EBITDA, non-GAAP net income, and basic and diluted non-GAAP net income per share.

Sierra Monitor continues to provide all information required in accordance with GAAP and does not suggest or believe non-GAAP financial measures should be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Sierra Monitor believes that these non-GAAP financial measures provide meaningful supplemental information regarding its operating results primarily because they exclude amounts the Company does not consider part of ongoing operating results when assessing the overall Company performance.

We believe that our non-GAAP financial measures facilitate the comparison of results for current periods with results for past periods. We exclude the following items from non-GAAP financial measures:

Depreciation and Amortization of Tangible and Intangible Assets

In accordance with GAAP, depreciation and amortization of tangible and intangible assets includes depreciation of purchased capital assets and amortization of intangible assets including third party approval fees. We exclude these amounts from our internal measures for budget and planning purposes.

Provision for Bad Debt Expense

We maintain an allowance for doubtful accounts which is analyzed on a periodic basis to ensure that it is adequate to the best of management's knowledge. We exclude these amounts from our internal measures for budget and planning purposes.

Provision for Inventory Losses

We evaluate our inventories for excess or obsolescence on a quarterly basis. Inventories identified as slow moving or obsolete are determined based on historical experience and current product demand. The quarterly analysis is used to adjust the provision for inventory losses. We exclude the provision for inventory losses from our internal measures for budget and planning purposes.

Stock-based Compensation Expense

Our non-GAAP financial measures exclude stock-based compensation expenses, which consist of expenses for stock options. While stock-based compensation is an expense affecting our results of operations, management excludes stock-based compensation from our budget and planning process. For these reasons we exclude stock-based compensation expenses from our non-GAAP financial measures. We compute weighted average dilutive stocks using the methods required by GAAP for both GAAP and non-GAAP diluted net income per share.

EBITDA

EBITDA represents net earnings attributable to Sierra Monitor excluding interest expense, income taxes, depreciation and amortization. As required by SEC rules, we have provided reconciliation on Table D of this measure to the most directly comparable GAAP measure. Management believes that EBITDA is one of the appropriate measures for evaluating the operating performance of the Company because it reflects the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet, and make strategic acquisitions.

Sierra Monitor refers to these non-GAAP financial measures in evaluating and measuring the performance of our ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate our internal comparisons to historical operating results. We are reporting non-GAAP financial measures because we believe that the inclusion of comparative numbers provides consistency in our financial reporting. We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.

Sierra Monitor believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with Sierra Monitor's financial results as determined in accordance with GAAP and that these measures should only be used to evaluate Sierra Monitor's financial results in conjunction with the corresponding GAAP measures, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Because of these limitations, Sierra Monitor qualifies the use of non-GAAP financial information in a statement when non-GAAP information is presented. In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by Sierra Monitor management that similar charges and expenses will not be incurred in subsequent periods.

Table C
                         SIERRA MONITOR CORPORATION

            Reconciliation of GAAP to Non-GAAP Operating Results

                                 (Unaudited)

                             For the three months      For the nine months
                              ended September 30,      ended September 30,
                               2016        2015         2016         2015
                            ----------  -----------  -----------  ----------

GAAP Net Income (Loss)     $    45,523 $   264,091  $   (48,189) $   646,637
                            ----------  -----------  -----------  ----------
  Depreciation and
   amortization                 83,063      97,054      262,568      309,688
  Provision for bad debt
   expense                           -           -            -        6,308
  Provision for inventory
   losses                        7,500      (6,000)       8,589       41,165
  Stock based comp expense      91,506      85,401      286,762      274,263
                            ----------  -----------  -----------  ----------
      Total adjustments        182,069     176,455      557,919      631,424
                            ----------  -----------  -----------  ----------

Non-GAAP Net Income        $   227,592 $   440,546  $   509,730  $ 1,278,061
                            ==========  ===========  ===========  ==========

Non GAAP Net Income Per
 Share:
  Basic                    $      0.02 $      0.04  $      0.05  $      0.13
                            ==========  ===========  ===========  ==========
  Diluted                  $      0.02 $      0.04  $      0.05  $      0.13
                            ==========  ===========  ===========  ==========

Weighted-average number of
 shares used in per share
 computations:
  Basic                     10,145,862  10,128,311   10,145,862   10,128,311
                            ==========  ===========  ===========  ==========
  Diluted                   10,147,576  10,214,894   10,145,862   10,211,764
                            ==========  ===========  ===========  ==========

Table D
                         SIERRA MONITOR CORPORATION

            Reconciliation of GAAP to EBITDA Operating Results

                                (Unaudited)

                            For the three months      For the nine months
                            ended September 30,       ended September 30,
                             2016         2015         2016         2015
                          -----------  -----------  -----------  -----------

GAAP Net Income (Loss)   $    45,523  $   264,091  $   (48,189) $   646,637
  Interest Income               (285)         (43)        (488)        (106)
  Income Tax Provision        91,424      232,971      159,118      613,932
  Depreciation and
   amortization               83,063       97,054      262,568      309,688
                          -----------  -----------  -----------  -----------

Non-GAAP EBITDA          $   219,725  $   594,073  $   373,009  $ 1,570,151
                          ===========  ===========  ===========  ===========

Sierra Monitor Investor Relations Contact
Varun Nagaraj
CEO
Sierra Monitor Corporation
vnagaraj@sierramonitor.com